Exhibit 13.01

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a)

AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of ICOS Vision Systems Corporation NV, a Belgian corporation (the “Company”), do hereby certify, to the best of such officers’ knowledge and belief, that:

(1) The Annual Report on Form 20-F for the year ended December 31, 2003 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 20-F fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Dated: March 31, 2004	/s/ Antoon De Proft
Antoon De Proft,
President and Chief Executive Officer
(Principal Executive Officer)

Dated: March 31, 2004	/s/ Dominique Vercammen
Dominique Vercammen,
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to ICOS Vision Systems Corporation NV. and will be retained by ICOS Vision Systems Corporation NV and furnished to the Securities and Exchange Commission or its staff upon request.